UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27. 2014

VANTAGESOUTH BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36009	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.0.1	Regulation FD Disclosure.

On January 27, 2014, VantageSouth Bancshares, Inc. (the “Company”) issued a joint press release with Yadkin Financial Corporation (“Yadkin”) in connection with the Company’s execution of a merger agreement with Yadkin (the “Merger Agreement”) and the Company’s execution of a securities purchase agreement in connection with a private placement of its common stock. A copy of the press release is attached hereto as Exhibit 99.1. On January 27, 2014, the Company also issued a slide presentation regarding the proposed merger and the Merger Agreement. A copy of the presentation is attached hereto as Exhibit 99.2.

Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K, are deemed “furnished” to the Securities and Exchange Commission (the “SEC”), and not “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 8.01    Other Events.

The Company is making available a press release and presentation relating to the proposed merger and Merger Agreement announcement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release dated January 27, 2014, announcing the execution of the Merger Agreement and the Company’s execution of a securities purchase agreement

Exhibit 99.2	Slide Presentation dated January 27, 2014 regarding the proposed merger and Merger Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	VANTAGESOUTH BANCSHARES, INC.

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release dated January 27, 2014, announcing the execution of the Merger Agreement and the Company’s execution of a securities purchase agreement

Exhibit 99.2	Slide Presentation dated January 27, 2014 regarding the proposed merger and Merger Agreement